Exhibit 10.8

Palantir MSA - CONFIDENTIAL 1 PALANTIR MASTER SUBSCRIPTION AGREEMENT This Master Subscription Agreement between Customer (“Wejo”) and Palantir, each as identified on the signature page below (each a “Party” and collectively the “Parties”), and any Order Forms or exhibits attached hereto or subsequently entered into by and between the Parties (collectively this “Agreement”), shall be effective as of the Effective Date (as defined below) and sets forth the terms and conditions pursuant to which Customer will access certain Palantir Products and may contract for certain Palantir Services as set forth in any applicable Order Form. 1. Certain Definitions. The following capitalized terms will have the meanings indicated below unless otherwise specifically defined in any Order Forms or exhibits hereto. 1.1 “Cloud Services” means the cloud services provided by Palantir from time to time and as described in this Agreement and any Order Forms. 1.2 “Content” means any data or other content that is created or provided by Wejo or Authorized Users, whether directly or indirectly from a third party, for transmission, storage, integration, import, display, distribution or use in or through use of the Products, including any aggregated or transformed versions thereof and any analytical outputs. 1.3 “Content Connection Software” means the software provided by Palantir for installation locally by Wejo in order to access or connect with the Products. 1.4 “Documentation” means the technical specification documentation provided to Wejo by Palantir regarding the Software, Palantir Materials, and Content Connection Software. 1.5 “Intellectual Property Rights” means any and all right, title, and interest in and to any and all trade secrets, patents, copyrights, service marks, trademarks, know-how, trade names, rights in trade dress and packaging, moral rights, rights of privacy, rights of publicity, and similar rights of any type, including any applications, continuations, or other registrations with respect to any of the foregoing, under the laws or regulations of any governmental, regulatory, or judicial authority. 1.6 “Order Form” means an ordering document specifying the Products and/or Services to be provided hereunder that is entered into between Palantir and Customer, including any exhibits or addendums thereto. The Parties may mutually develop Project Plans following procedures set forth in such Order Forms. 1.7 “Palantir Materials” means any data, technology, and materials provided or made available to Wejo by Palantir for use with the Software and Services pursuant to this Agreement, including sample code, software libraries, command line tools, data integration code, templates, and configuration files. 1.8 “Palantir’s Project Manager” means Palantir’s manager for a Project appointed in accordance with this Agreement. 1.9 “Product(s)” means the Palantir Materials, Documentation, and Software. 1.10 “Project” means a project, as described in a Project Plan. 1.11 “Project Plan” includes a detailed plan describing a Project, including identifying agreed lines of effort, and setting out the timetable (including Project Milestones) and responsibilities of the Parties in completing the Project determined pursuant to the Steering Committee process described in the Order Form or applicable appendices. Additional details or requirements for Project Plans may be set forth in an applicable Order Form. . 1.12 “Proposal” means the materials handed to Wejo supporting Palantir’s presentation to Wejo and describing how the Parties propose to carry out a specific Project. 1.13 “Services” means Support Services, Cloud Services and/or Professional Services, each as defined herein. 1.14 “Software” means the Palantir proprietary software in a managed cloud-hosted environment, any third-party software, the Content Connection Software, application programming interfaces (APIs), and models or algorithms identified on the Order Form or provided or made available to Wejo as a service in connection with this Agreement, and any improvements, modifications, derivative works, patches, upgrades, and Updates to any of the foregoing that Palantir provides to Wejo hereunder. 1.15 “Updates” means Product changes that Palantir at its discretion may implement in the applicable generally available Products without requiring the payment of additional fees. Updates do not include new product or service offerings that Palantir makes available for an additional charge. 2. Provision of Products. 2.1 Software. Subject to Wejo’s continued and full compliance with all of the terms and conditions of this Agreement, including without limitation Wejo’s payment of all fees due under each Order Form, Palantir will (a) provide Wejo with access to the Software as specified in the applicable Order Form during the applicable Order Term solely for its internal business purposes supporting field of use cases (FOUs) set forth in the Order Form, a Project Plan, or internally developed by Wejo, and only (i) to use, access, display, and run in accordance with the Documentation and (ii) for the purposes specified in the applicable Order Form ; and (b) provide other Products as necessary to deliver the Software.

Palantir MSA - CONFIDENTIAL 2 2.2 Content Connection Software. If applicable, Palantir hereby grants to Wejo a non-exclusive, nontransferable, non-sublicenseable, limited license to use the Content Connection Software during the Term for the sole purposes of using and connecting to Products. At Palantir’s request, Wejo will promptly install Updates to the Content Connection Software provided by Palantir. Wejo shall allow Palantir to access the Content Connection Software remotely as necessary for Palantir to perform services hereunder. 2.3 Third-Party Services. Palantir may utilize and/or make available third-party services in the provision of the Products and processing of Content (each a “Third-Party Service”). Such Third-Party Services will be set forth in the Documentation or otherwise be mutually agreed by and between the Parties. 2.4 Palantir Materials. Palantir hereby grants to Wejo during the Term a non-exclusive, nontransferable, non-sublicenseable, limited license, to (a) use the Palantir Materials in accordance with the Documentation and this Agreement and (b) copy, modify, and use the Palantir Materials solely to the extent necessary for Wejo’s use of the Software. 3. Wejo Use of Products. 3.1 Authorized User Accounts. Palantir will provide Wejo with the capability to provision and establish accounts to access the Products (“Accounts”) for Wejo’s employees or independent contractors with a need to access the Products on behalf of Wejo for its internal business purposes (“Authorized Users”). 3.2 Account Protection. Wejo shall be solely responsible for (a) administering and protecting Accounts; (b) providing access to the Products only to Authorized Users; (c) requiring such Authorized Users to keep Account login information, including user names and passwords, strictly confidential, and not to provide such Account login information to any unauthorized parties; (d) using industry standard security measures to protect Accounts (including, without limitation, using multi-factor authentication to access the Software); and (e) any use of the Products that occurs on Wejo’s Accounts. Wejo shall inform each Authorized User of its obligations under, and ensure that each Authorized User at all times abides by, the terms of this Agreement. Wejo shall be responsible and liable for any breach of this Agreement by an Authorized User. In the event that Wejo or any Authorized User becomes aware that the security of any Account login information has been compromised, or upon Palantir’s reasonable request, Wejo shall immediately de-activate such Account or change the Account’s login information. 3.3 Wejo Content Use. Wejo shall provide Palantir with all information, assistance, and materials, including access to Content when directed by Wejo, as reasonably required for Palantir to activate and operate the Products for Wejo as specified in this Agreement, an Order Form (or related attachments) or associated Project Plan and to provide the Services pursuant to this Agreement. Wejo grants to Palantir a non-exclusive worldwide license to use, copy, store, process, transmit, retrieve, and display such information and materials in connection with the provision of the Products and/or Services for Wejo. Palantir is not permitted to access or disclose any Content, except under Wejo’s consent as necessary to maintain or provide the Products and/or Services specifically to Wejo . Wejo may withdraw its authorization for Palantir to access Content at any time by providing written notice or by control of account access in the Products. If Palantir receives a third- party subpoena or request or order of governmental, regulatory, or judicial authorities regarding Wejo’s Account, Content to which Wejo has granted Palantir access, or use of the system, Palantir may provide Wejo notice, except where providing notice is prohibited by the legal process itself, by court order, or by applicable law or where Palantir has reason to believe providing notice could create a risk of injury or death to any person. If Palantir is obligated to respond to such third-party subpoena or other request or order of governmental, regulatory, or judicial authorities and such a third-party subpoena or request or order is not solely due to acts or omissions of Palantir or any investigation of Palantir, Wejo will also reimburse Palantir for reasonable attorneys’ fees, as well as for the reasonable time and materials spent by Palantir responding to the third-party subpoena or other request or order of governmental, regulatory, or judicial authorities.

Palantir MSA - CONFIDENTIAL 3 5. Confidentiality. Each Party (the “Receiving Party”) shall keep strictly confidential all Confidential Information (as defined below) of the other Party (the “Disclosing Party”), and shall not use or process such Confidential Information except to exercise its rights and perform its obligations herein, and shall not disclose or permit the unauthorized transfer of such Confidential Information to any third party other than disclosure on a need-to-know basis to the Receiving Party’s own officers, directors, employees, consultants, agents, and/or authorized subcontractors who are each subject to obligations of confidentiality at least as restrictive as those stated herein. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care as it uses to prevent the disclosure or unauthorized transfer of its own confidential information of like importance, but in no event less than reasonable care. The Receiving Party shall promptly notify the Disclosing Party of any unauthorized disclosure of Confidential Information. The Receiving Party may, without violating the obligations of the Agreement, disclose Confidential Information to the extent required by a valid order by a court or other governmental body having jurisdiction, provided that the Receiving Party: (a) provides the Disclosing Party with reasonable prior written notice of such disclosure and (b) uses diligent reasonable efforts to limit disclosure and to obtain, or to assist the Disclosing Party in obtaining confidential treatment or a protective order preventing or limiting the disclosure, while allowing the Disclosing Party to participate in the proceeding. “Confidential Information” means (1) Products, (including any information or data relating thereto); (2) Content; and (3) any other business, technical or engineering information or data (including third-party information) disclosed or made available by or on behalf of the Disclosing Party which by the nature of the information disclosed or the manner of its

Palantir MSA - CONFIDENTIAL 4 disclosure would be understood by a reasonable person to be confidential and/or proprietary, in each case in any form (including without limitation written, electronic, or oral) and whether furnished before, on, or after the Effective Date; provided, however, that Confidential Information shall not include any information that (a) is or becomes part of the public domain through no act or omission of the Receiving Party or any of the Receiving Party’s employees, agents, advisors, attorneys, accountants, or other representatives; (b) is known to the Receiving Party at the earlier of the Effective Date or the time of disclosure by the Disclosing Party (as evidenced by written records) without an obligation to keep it confidential; (c) was rightfully disclosed to the Receiving Party prior to the Effective Date from another source without any breach of confidentiality by the third-party discloser and without restriction on disclosure or use; or (d) the Receiving Party can document by written evidence that such information was independently developed without the use of or any reference to Confidential Information. The Receiving Party is responsible and shall be liable for any breaches of this Section and any disclosure or misuse of any Confidential Information by its employees or agents (or any other person or entity to which the Receiving Party is permitted to disclose Confidential Information pursuant to this Section). The Receiving Party’s obligations with respect to Confidential Information shall survive termination of this Agreement for a period of five (5) years; provided, that the Receiving Party’s obligations hereunder shall survive and continue in perpetuity after termination with respect to any Confidential Information that is a trade secret under applicable law or otherwise protected by law. 6. Fees and Payment. Software are deemed delivered upon the provision of access to Customer or for the Customer’s benefit. Upon execution of an Order Form, Palantir shall invoice Customer for the fees due as set forth in the Order Form. All fees will be payable on an annual upfront basis, or as otherwise set forth in the Order Form. All payments shall be made via check or wire transfer to an account designated by Palantir in the currency set forth on the corresponding invoice. All fees set forth in the invoice are due within thirty (30) days after the date of issuance of Palantir’s invoice. Customer shall be responsible for all taxes arising under this Agreement, including, but not limited to, sales, use, gross receipts, excise, withholding, value added, and goods and services taxes (but not including Palantir’s US income taxes), in addition to any duties, costs of compliance with export and import controls and regulations, and other governmental assessments so that after payment of such taxes the amount Palantir receives is not less than the fees set forth in the Order Form. Any late payments shall be subject to a service charge equal to 1.5% per month of the amount due or the maximum amount of interest for late payment allowed by applicable law, whichever is less. 7. Services. Subject to the execution of an Order Form, and the payment of all applicable fees thereunder when due, Palantir shall provide Wejo with such Services. The performance of any Services by Palantir shall not affect the ownership of the Products, Updates, and other related documentation or materials provided by Palantir under this Agreement. 7.1 Support Services. Exclusively in connection with Wejo’s access to the Products under an Order Form, Palantir shall provide Wejo with support and Updates in accordance with and subject to Palantir’s standard support terms and conditions (“Support Services”) for the applicable Order Term. 7.2 Professional Services. Subject to mutual agreement by the Parties and execution of an Order Form, Palantir will provide additional consulting, integration, implementation, enablement, training, or other professional services (collectively, “Professional Services”) with respect to Wejo’s use of the Products. 8. Term and Termination. This Agreement shall begin on the Effective Date and continue for a period of twelve (12) months from the date of expiration of the last to expire Order Form (the “Term”), unless otherwise terminated as provided herein. 8.1 Order Term. The term of each Order Form shall continue for the number of months/years set forth in the Order Form unless otherwise terminated as provided herein (each such period an “Order Term”). 8.2 Palantir shall co-operate with Wejo in all matters relating to each Project and appoint a Project Manager. In the event that Wejo has concerns about the Palantir personnel providing Services directly to Wejo, If the Parties cannot resolve such concerns, Wejo may reasonably request that Palantir utilize different personnel resources, which shall be utilized as available. 8.3 Wejo Responsibilities. Wejo shall (a) co- operate with Palantir in all matters relating to each Project and appoint a Project Manager, who shall have the authority to commit Wejo on all matters relating to the Project; (b) provide such access to Wejo's premises and data, and such office accommodation and other facilities, as may reasonably be required by Palantir and agreed by Wejo in advance for the purposes of any Project; and (c) provide, in a timely manner, such information as Palantir may request, and Wejo considers reasonably necessary, in order to carry out each Project and ensure that all information Wejo provides is accurate in all material respects. 8.4 Termination for Cause. Without limiting either Party’s other rights of termination set forth in this Agreement, either Party may terminate this Agreement for cause (including the Order Terms of all then-current Order Forms and Project Plans thereunder) upon written notice to the other Party in the event of any material breach by the other Party of any term, condition, or provision of this Agreement and failure to remedy the breach (and provide reasonable written notice of such remedy to the non-breaching

Palantir MSA - CONFIDENTIAL 5 Party) within thirty (30) days following written notice of such breach from the Party. 8.6 Effect of Termination; Survival. , Upon any termination or expiration of this Agreement, all of Wejo’s rights, access, and licenses granted hereunder to the Products shall immediately cease and Wejo shall promptly return to Palantir or destroy all Content Connection Software, Palantir Materials, and Documentation, including all portions thereof and all other Confidential Information, and, upon written request, so certify its compliance with the foregoing to Palantir in writing within ten (10) days of such request. Upon any termination or expiration of this Agreement and Wejo’s written request, Palantir will provide Wejo access to the Content in a format and media reasonably accessible to Wejo for ninety (90) days and will thereafter use reasonable methods to delete or otherwise make all such Content inaccessible. No termination or expiration of this Agreement shall limit or affect either Party’s rights or obligations that accrued prior to the effective date of termination or expiration (including without limitation payment obligations). Furthermore, this Section 8.6 and Sections 4, 5, 6, 9, 10.2, 12, 13, 14, and 15, shall survive any termination or expiration of this Agreement. Termination is not an exclusive remedy and all other remedies will remain available. All non- expired Order Forms shall automatically terminate upon the termination of this Agreement. 10. Palantir Warranty and Disclaimer. 10.1 Palantir Representations and Warranties. Palantir represents that it has validly entered into this I -

Palantir MSA - CONFIDENTIAL 6 Agreement and has the legal power to do so. Additionally, Palantir warrants that during the Term (a) the Software as delivered to Wejo will perform substantially in accordance with the applicable Documentation; (b) the Services will be provided in a professional and workmanlike manner and by an adequate staff with knowledge about the Software; (c) Palantir will perform the Services with reasonable care and skill and in accordance with generally recognised commercial practices and standards; ; and (d) to the extent under Palantir’s control (and for avoidance of doubt, excluding data controller obligations such as General Data Protection Regulation of the European Union), Palantir will comply with all applicable laws. In the event of a breach of an above warranty, Wejo may give Palantir written notice of termination of this Agreement, which termination will be effective thirty (30) days after Palantir’s receipt of the notice, unless Palantir is able to remedy the breach prior to the effective date of termination. In the event of termination of this Agreement pursuant to Wejo’s exercise of its right under this Section, Wejo shall be entitled to receive from Palantir, as its sole and exclusive remedy, a refund of a pro-rated portion of the fees paid hereunder that reflects the remaining portion of the Order Terms of any Order Forms in effect at the time of termination, but such termination shall otherwise be subject to Section 10.2. The provisions of this clause 10.1 shall survive any performance, acceptance or payment pursuant to this Agreement and shall extend to any substituted or remedial services provided by Palantir. 10.2 Disclaimer. NO AMOUNTS PAID HEREUNDER ARE REFUNDABLE OR OFFSETTABLE EXCEPT AS OTHERWISE EXPLICITLY SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.1, THE PRODUCTS AND SERVICES ARE PROVIDED “AS- IS” WITHOUT ANY OTHER WARRANTIES OF ANY KIND AND PALANTIR AND ITS SUPPLIERS AND SERVICE PROVIDERS HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO THE PRODUCTS AND ANY SERVICES PROVIDED HEREUNDER OR SUBJECT MATTER OF THIS AGREEMENT OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF NON- INFRINGEMENT, MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING LIMITATION, PALANTIR DOES NOT WARRANT THAT THE PRODUCTS OR SERVICES WILL MEET WEJO REQUIREMENTS OR GUARANTEE ANY RESULTS, OUTCOMES, OR CONCLUSIONS OR THAT OPERATION OF PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE. PALANTIR IS NOT RESPONSIBLE OR LIABLE FOR ANY THIRD- PARTY SERVICE (INCLUDING WITHOUT LIMITATION, UPTIME GUARANTEES, OUTAGES, OR FAILURES). WEJO ACKNOWLEDGES THAT PALANTIR DOES NOT CONTROL THE TRANSFER OF DATA, INFORMATION, OR CONTENT OVER COMMUNICATIONS FACILITIES, INCLUDING THE INTERNET OR THIRD-PARTY SERVICES, AND THAT THE PRODUCTS MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF SUCH COMMUNICATIONS FACILITIES. PALANTIR IS NOT RESPONSIBLE FOR ANY DELAYS, DELIVERY FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS. 11. Wejo Representations and Warranties. 11.1 General. Wejo represents that it has validly entered into this Agreement and has the legal power to do so. 11.2 Use of Products. Wejo warrants and covenants that it will not use the Products for any unauthorized, improper or illegal purposes, including but not limited to: (a) discrimination; (b) harassment; (c) compromising information and data security or confidentiality; (d) harmful or fraudulent activities; (e) violation of privacy or constitutional rights of individuals or organizations; or (f) violation of third- party contractual agreements or local, state, federal, or international laws, regulations, or ordinances. 11.3 Wejo Content. Wejo warrants and covenants that: (a) it will not transmit, store, integrate, import, display, distribute, use or otherwise make available any Content that is, or is obtained in a manner that is, unauthorized, improper, or illegal; (b) this Agreement imposes no obligations, by contract or local, state, federal, or international law, regulation, or ordinance, with respect to Content, unless explicitly agreed in an Order Form or Project Plan thereunder; and (c) that Wejo has provided all necessary notifications and obtained all necessary consents, authorizations, approvals, and/or agreements as required by any applicable laws or policies in order to enable Wejo to utilize the Software with the Content (and to the extent any Services or Support requires the transmission to, or access or processing by, Palantir, Wejo has provided all necessary notifications and obtained all necessary consents, authorizations, approvals, and/or agreements as required by any applicable laws or policies in order to enable such transmission, access or processing), including personal data, according to the scope, purpose, and instructions specified by Wejo. Wejo acknowledges that all Content that Wejo transmits, stores, integrates, imports, displays, distributes, uses, or otherwise makes available through use of the Products and the conclusions drawn therefrom are done at Wejo’s own risk and Wejo will be solely liable and responsible for any damage or losses to any party resulting therefrom. Palantir has the right to suspend the Products (1) in order to prevent harm to Palantir or its business and to limit any potential liability; (2) if Wejo is in breach of this Agreement; or (3) if required to do so pursuant to applicable law or regulation or requests or orders of governmental, regulatory, or judicial authorities.

Palantir MSA - CONFIDENTIAL 7 13. Dispute Resolution. Any dispute, controversy, or claim arising from or relating to this Agreement, including the determination of scope or applicability of the agreement to arbitrate, that cannot be resolved following good faith discussions between the Parties within a period of sixty (60) days after notice of a dispute has been given by one Party to the other shall be finally settled by arbitration in San Francisco, California, United States, using the English language in strict accordance with the Comprehensive Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) and the Federal Rules of Evidence (notwithstanding JAMS Rule 22(d) or any other JAMS Rule to the contrary). The arbitrator(s) may or may not be selected from the appropriate JAMS list, and any arbitrator selected shall have substantial experience in resolving complex commercial contract disputes or disputes involving the software industry. The arbitrator(s) shall have the authority to grant equitable relief (including specific performance) and to allocate between the Parties the costs of arbitration (including service fees, arbitrator fees, and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. Notwithstanding the foregoing, each Party shall have the right to institute an action at any time in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that (i) the Party instituting the action shall seek an order to file the action under seal (or at a minimum do so for any filings containing Confidential Information or trade secrets) in order to limit disclosure as provided in Section 5 of this Agreement; and (ii) a permanent injunction and damages shall only be awarded by the arbitrator(s). This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce and, notwithstanding the preceding sentence with respect to the applicable substantive law, any arbitration or subsequent enforcement action pursuant to this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et. seq.). For all purposes of this Agreement, but subject to the agreement to arbitrate set forth above, the Parties consent to jurisdiction and venue in the United States Federal Courts located in the Northern District of California or, if jurisdiction is not proper in such Federal Courts, California Superior Court in the County of Santa Clara. The Parties shall maintain the confidential nature of, and shall not disclose to any third party the existence of or any information related to, the arbitration proceeding, including the award, the hearing, claims, defenses, discovery, evidence, exhibits, or testimony related to any of the foregoing, except strictly to the extent necessary, subject to a mutually agreed protective order approved by the arbitrator(s) or judge, (i) to reasonably prepare for or conduct the arbitration hearing on the merits, (ii) in connection with a reasonable court application for preliminary injunctive relief as permitted herein, (iii) in connection with a reasonable and permitted judicial challenge to an Award or its enforcement, or (iv) except as may be necessary to comply with applicable law or regulation or judicial decision or order, provided the Party receiving such order provide prompt written notice to the other Party of such order and take all reasonable efforts (and provide all reasonable cooperation to the other Party) to prevent, limit, or protect such disclosure to the maximum extent possible. 14. Publicity. Each Party is permitted to state publicly that it is in a contract with the other. Each party may publish a brief description of Wejo’s deployment of the Products and may use the other’s name, logo, trademark, or trade dress to identify the other as a customer or provider (as applicable) on any of the Party’s websites, client/provider lists, press releases, and/or other marketing or promotional materials. Any public use hereunder by either Party (a) shall be

Palantir MSA - CONFIDENTIAL 8 consistent with any trademark or branding guidelines provided by the other Party and (b) shall in no event disparage or demean the other Party. 15. Miscellaneous. Unless otherwise waived or agreed to in writing by Palantir, neither this Agreement nor the access or licenses granted hereunder may be assigned, transferred, subcontracted, or sublicensed by Customer, except that either Party may assign this Agreement in whole or in part to a Party affiliate or pursuant to a Change of Control of the Party. As used herein, “Change of Control” means, the (a) consolidation or merger of a Party with or into any person or entity, including by operation of law; (b) sale, transfer or other disposition of all or substantially all of the assets of the Party’s business related to the subject matter of this Agreement; or (c) acquisition by any person or entity, or group of persons or entities acting in concert, of beneficial ownership of fifty point one percent (50.1%) or more of the outstanding voting securities or interests of a Party. Palantir may subcontract this Agreement or portions thereof with Wejo’s prior written consent. Any notice, report, approval, or consent required or permitted hereunder shall be in writing and sent by first class mail, confirmed facsimile, or major commercial rapid delivery courier service to the address specified in the applicable Order Form. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and be enforceable. Any and all modifications, waivers or amendments must be made by mutual agreement and shall be effective only if made in writing and signed by each Party. No waiver of any breach shall be deemed a waiver of any subsequent breach. Wejo’s rights under this Agreement are subject to its compliance with all applicable export control laws and regulations. The section headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified by Palantir, the Software and Services provided hereunder are subject to U.S. trade controls and sanctions laws and regulations, including but not limited to the U.S. Export Administration Regulations (“EAR”) and the sanctions laws and regulations administered by the U.S. Office of Foreign Assets Control (“OFAC”, and collectively with EAR, “U.S. trade control laws”), as well as the trade controls and sanctions of any other jurisdictions in which Wejo operates, and may only be exported, reexported, or transferred in accordance with applicable requirements. It is Wejo’s responsibility to (i) provide Palantir with the necessary information for Palantir to comply with applicable requirements; (ii) to ensure that all end-uses and end-users relating to Wejo's reexports and retransfers of the Software and Services comply with applicable controls; and (iii) to refrain from taking any action that causes Palantir to violate applicable U.S. Trade Control Laws or the trade controls and sanctions laws of any other jurisdiction in which Wejo operates. Palantir will, upon written request, provide export classification information for the Software and Services. Palantir reserves the right to suspend or terminate performance of this agreement to the extent it reasonably concludes that performance would cause it to violate U.S. or other applicable trade laws. Wejo is not subject to restrictions under any U.S. government restricted end user list, including but not limited to the BIS Entity List, BIS Denied Persons List, or the OFAC List of Specially Designated Nationals, and is not 50% or more, directly or indirectly, owned or controlled by any individuals or entities identified on such lists. Wejo will immediately notify Palantir should Wejo become subject to any such restrictions. Except for the obligation to pay money, neither Party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including without limitation acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act, or failure of the Internet, telecommunications, or hosting service provider, computer attacks, or malicious acts; provided that the delayed Party: (1) gives the other Party prompt notice of such cause; and (2) uses its commercially reasonable efforts promptly to correct such failure or delay in performance. This Agreement, including any exhibits hereto and any mutually executed Order Forms, is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. The Parties expressly acknowledge that they have freely negotiated all clauses of this Agreement, in written exchanges, telephone conversations, and meetings, and that pursuant to these negotiations they have agreed to adopt this Agreement and hereby acknowledge the negotiated nature of this Agreement. In the event of a conflict between this Agreement and any exhibits or Project plans, the terms and conditions of such exhibit or Project plan will prevail. Palantir is in no way affiliated with, or endorsed or sponsored by, The Saul Zaentz Company d.b.a. Tolkien Enterprises or the Estate of J.R.R. Tolkien. [END OF AGREEMENT]

Palantir MSA - CONFIDENTIAL IN WITNESS WHEREOF, the Parties have executed this Master Subscription Agreement as of the Effective Date. Effective Date: _____ Signatures Wejo Limited Abc Building 21-23 Quay Street Manchester, England M3 4AE Palantir Technologies Inc. (“Palantir”) 1555 Blake Street, Suite 250 Denver, Colorado 80202 State/Country of Incorporation: Delaware, US BY: ________________________________ NAME: ___Richard Barlow_____________ TITLE: ___Founder and CEO__________ DATE: ___25th May 2021_______________ BY: ________________________________ NAME: _____________________________ TITLE: _____________________________ DATE: ______________________________ May 25, 2021 Chief Legal and Business Affairs Officer May 25, 2021 Ryan Taylor g Palantir

Palantir Order Form CONFIDENTIAL PALANTIR ORDER FORM ORDER #1 EFFECTIVE DATE: Effective upon the date of signature of the last signing Party listed below. PARTIES Wejo Limited Abc Building 21-23 Quay Street Manchester, England M3 4AE VAT #: GB 280980283 Palantir Technologies Inc. (“Palantir”) 1555 Blake Street, Suite 250 Denver, Colorado 80202 BY: ________________________________ NAME: ___Richard Barlow_____________ TITLE: ___Founder and CEO__________ DATE: ___25th May 2021_______________ BY: ________________________________ NAME: _____________________________ TITLE: _____________________________ DATE: ______________________________ ORDER INFORMATION ORDER TERM The term of this Order Form (the “Order Term”) will begin on the Effective Date and shall remain in full effect through December 31, 2026. BILLING DETAILS Palantir will invoice Wejo the Fees for 2021 as set forth in the additional Terms below. Thereafter, the Fees for each applicable contract year will be invoiced upfront, annually on January 1 of the applicable year. Infrastructure costs shall be invoiced as detailed below. BILLING CONTACT Angela Mills; accounts@wejo.com; ABC Building, Level 6, 21-23 Quay Street, Manchester, England, M44AE Ryan Taylor Chief Legal and Business Affairs Officer May 25, 2021 g Palantir

Palantir Order Form CONFIDENTIAL SHIP TO (PRIMARY LOCATION OF USE) ABC Building, Level 6, 21-23 Quay Street, Manchester, England, M44AE ACCESS SCOPE AND DETAILS Wejo shall receive Enterprise-wide access to the Palantir Foundry Platform by Authorized Users for its internal business purposes. INFRASTRUCTURE Palantir’s infrastructure costs (including hosting, “Infrastructure Costs”) to be invoiced quarterly in arrears to Wejo, with payment due in accordance with the payment terms of the Agreement. The infrastructure pricing categories are set forth in Appendix E. TERMS • • • • This Order #1 has been executed as of the Effective Date above and is issued pursuant to the Palantir Master Subscription Agreement dated signed on the same date as this Order and any exhibits attached thereto (“Agreement”), which sets forth the terms and conditions pursuant to which Wejo will access and use those certain Palantir cloud managed software and services solutions specified herein. Any capitalized terms used in this Order Form but not defined herein shall have the meaning given to them in the Agreement. In the event of a conflict between this Order Form and the Agreement, this Order Form shall take precedence. • Palantir will work with Wejo to understand how Wejo’s use of the Products impacts Infrastructure Costs and help Wejo identify strategies and opportunities to obtain full use of the Products through more efficient use of infrastructure to reduce Infrastructure Costs. • The terms in the attached Appendix A shall apply. In a case of conflict, the terms of this Order Form and the attached Appendix A shall apply. g Palantir

ORDER FORM #1 APPENDIX A: PROFESSIONAL SERVICES Subject to the tenns and conditions of Order Fonn #1 and the Palantir Master Subscription Agreement dated May 25, 2021 ("Agreement") and for the fees set fo1th in Order Fo1m #1, this Appendix A sets fo1th the provision of Professional Services by Palantir for the benefit of Customer for the Professional Services Te1m specified below. Unless othe1 wise specified in this Appendix A, the capitalized te1 ms used in this Appendix A shall have the meaning set fo1th in the Order Fo1m and Agreement. Section 1. Background Wejo is a world leader in connecting vehicle data owners with data consumers across industries - automotive OEMs, suppliers, insurance, facilities management, and municipal authorities. Wejo have made it secure and easy to share data and value-added products am ong patties while respecting data sovereignty. As the size, scope, complexity, and distribution patterns of Wejo's data scales up, the rate at which Wejo can tum this data into intelligence and generate new products will be a critical lever for the rate at which it can scale its business. Palantir's Foundiy technology is built to accelerate the rate at which organizations can synthesize data into operational value. Foundiy takes a "building blocks" approach to developing a compounding data asset that provides immediate value in the sho1 t tenn and lays the foundation for accelerated value creation over the long te1m . This approach allows for maximizing the utility of data coming from disparate sources, to include distinct organizations, and to rapidly develop and integrate new use cases and products. This Foundiy platfo1m has been a different industries. manu acturing operations, to using data to create a differentiate expen ence or end users, Foundiy powers utilizing data to di·ive transfonnation at ·ound the world. The Foundiy platfo1m will suppo1t Wejo in scaling its growth and impact across the entirety of the mobility spectrnm. The Patties will jointly define projects suppo1 t ing Wejo business priorities. Palantir will provide Foundiy platfonn services to Wejo to implement the projects and the project objectives. Section 2. Categories of Palantir Services: 1

2 In accordance with the governance structure of this Agreement, the Parties will prioritize the implementation of mutually agreed upon commercial fields of use cases (“FOUs”, or in singular “FOU”) supporting Wejo’s business. Wejo’s FOUs include providing data and data intelligence services to Wejo customers and providing data processing services to customers, including OEM customers. Palantir will provide the following categories of services in support of this effort. (1) Coengineering, design, and consulting efforts that do not require access to data The parties will follow the Engagement Model (described below) to accomplish such mutually agreed upon Projects and goals. (2) Coengineering, design, and consulting efforts under Wejo’s direction and control where access to data may be required Any operations on Wejo data by Palantir, whether for engineering, design, consulting, and/or training will be solely through the access to the data/environment controlled by Wejo and solely to the extent expressly directed by Wejo. Section 3. Engagement model Palantir engagements include identifying target Lines of Effort (“LOE’s”). These LOE’s shall be mutually agreed by the Parties are designed to: (A) create immediate and compounding value over time in partnership with Wejo; (B) offer the ability to focus on the next most important problem for Wejo to tackle, while creating a data and systems foundation that unlocks more and more utility from the data; and (C) enable the flexibility to redirect effort to more critical and pressing issues as they arise. The initial FOUs currently considered under this Agreement are listed in Appendix B. Palantir will provide LOE’s in 2021 to support the priority FOUs identified in Appendix C. • Line of Effort 1: Co-Engineering o Palantir will deploy a team of forward deployed engineers, deployment strategists, and/or data scientists dependent on problem scope (“Problem Scope”) that will configure Palantir product archetypes for specific use cases and develop novel use cases for Wejo where appropriate by partnering directly with Wejo personnel to solve business problems. o This team will serially work on the next most important problem for Wejo in a series of sprints throughout the initial bootstrapping period year. The target focus areas and deliverables will be governed by a steering committee that can redirect effort as new business priorities arise. o Palantir will support the initial use cases in the sprints and develop a foundational Ontology for Wejo to accelerate future use case development. o Initial expected focus areas of building the data foundation for Wejo are described below

3 • Line of Effort 2: Systems design and consultation o Wejo seeks to develop a best-in-class modern architecture to utilize data and intelligence in a differentiated manner. Palantir’s expertise will allow Wejo to design for the future, realize cost savings with duplicative systems, and implement systems, data models, and create robust data sharing agreements with third parties. o Palantir senior architects will consult with Wejo personnel on the system roadmap to 1) Define which systems are accelerative vs duplicative 2) Design data models and requirements in order to create a robust automotive data asset and 3) Define integration points with the Foundry ontology to maximize the ability to insert intelligence into required operational systems. • Line of Effort 3: Enablement, and self-sufficiency for Wejo personnel with the Foundry platform o Palantir will provide training boot camps targeting range of user personas as needed ranging such as data engineering, data science, application configuration and platform governance. o Co-create use case boost exercises to facilitate use case development + development of hands-on expertise utilizing the Foundry platform. o Documentation, refresher training, and user support services. Following the initial implementation period, Palantir will provide operational and maintenance support for the Foundry software license and operation in the environment. Section 4. Platform Scope 4.1 Example features Palantir will provide Foundry with no less than the following features: With Foundry, Wejo can create a semantic model unifying its core data assets. The platform has several key objectives to enable Wejo to maximize its ability to integrate and drive value from the platform. • The ontology. The ontology synthesizes disparate data representing the objects and concepts that define Wejo data asset into a coherent object model that provides a scalable foundation to build new use cases on top of. • Models and metrics. The key calculations and predictions are connected to the ontology to enable scenario planning, what-if analysis, and optimization workflows. These models and metrics can both be developed in Foundry, as well as integrated from other systems which may be generating a specific model. • Decisions. Foundry provides an out of the box set of applications as well as a WYSIWYG application editor that seamlessly reads and writes from the ontology and model layers to enable intelligence-driven decision making for frontline operators. Foundry can also interoperate with other operational software in a read/write capacity to enable maximum flexibility and seamless integration with existing systems or other specific point solutions. • Open, modular, and extensible architecture. Foundry is designed to allow for flexible architecture models that allow Wejo to make the most of existing investments and extend

4 the platform through use of other third-party software and internal development efforts in an iterative and flexible manner. • Rigorous controls on data locality, processing, and information security. Foundry enables Wejo the ability to adhere to the requirements of data protection and processing of its data providers. 4.2 Example benefits Foundry enables Wejo to take a problem-first approach to provide value almost immediately, while building a foundational asset that will scale across Wejo operations. The building blocks required for the first use case will then provide a foundation to implement the next. The foundational asset will then drive opportunities across markets and importantly drive tightly coupled feedback loops between recommendations and Wejo behavior. Section 5. Initial Target Use Cases The initial target use cases are identified in Appendix C. Section 6. Training and enablement Palantir will train Wejo teams on Palantir Foundry, so that Wejo can make use of the Palantir Foundry Platform and enterprise data asset for uses beyond specific scoped projects. This will include: • Training for Wejo data engineering, data science, and other technical functions to utilize the technical and analytical toolkits within the Platform, or integrate with existing Wejo tooling. • Training for Wejo business teams on low- or no-code applications so they can easily ask questions of the enterprise data asset and presents within business intelligence tooling, both within Foundry and connected to preferred visualization tools. • Establishment of a Wejo “Foundry Program Team” to manage use case prioritization and platform governance. Section 7. Customer Dependencies Wejo shall provide necessary and reasonable assistance to Palantir for the provision of Palantir Professional Services. Palantir’s provision of the Professional Services set forth above and compliance with requirements herein, including its ability to timely meet any timelines or milestones or timely provide any agreed upon software capabilities, training, or support, are contingent upon Wejo’s timely and full provision of the following (“Customer Dependencies”): • Data Access o Timely access to or provisioning of relevant data definitions and fields § Wejo cooperation in running test data

5 o Timely access to or provisioning of necessary network components for the purposes of data ingestion and integration • User Access o Timely access to Wejo test users and subject matter experts for implementation and configuration support. o Timely assistance from Wejo's technical experts and Wejo internal data owners to ensure proper operation of the Cloud Solution with Wejo data and technology systems and infrastructure Palantir shall communicate deficiencies in necessary Customer Dependencies in a timely manner so that Wejo can find and assign appropriate resources and resolve blocking problems. Section 8. Project Management/Governance 8.1 Joint Team Approach The joint team of Wejo Technical and Business users with Palantir Forward Deployed Engineers and Deployment Strategists will work towards achieving the aforementioned goals. Wejo will bring expertise in the underlying data, prioritization of business questions to investigate, and design of required workflows. Palantir will help bootstrap the usage of the platform while simultaneously training Wejo users to operate increasingly independently on the platform. 8.2 Regular Touchpoints (Daily/Weekly or as needed) Palantir’s project team will hold regular check-ins with Wejo users and representatives to ensure rapid feedback and iteration within the Foundry Platform. These meetings may take numerous forms—including working or training sessions, project updates, sprint planning, or informal reviews of progress, risks, and findings. Typically, participants from the client include business users, technical users, and Business and/or Technical leads. 8.3 Steering Committee Meetings (Monthly or as needed, but no less than quarterly) Palantir’s project team and Wejo users will present formal progress updates to a Steering Committee comprised of Palantir and Wejo stakeholders. The Committee shall jointly govern the Foundry implementation, prioritize objectives, review progress, and remove roadblocks. Wejo participants should include the Executive Sponsor, Business and Technical Leads, and other relevant participants. The Steering Committee shall also be responsible for determining the FOUs that shall serve as the basis for current and future Project Plans for which Palantir will provide project resources as mutually agreed between the Parties. The Project Plans will be implemented to achieve result driven goals. The Steering Committee may update the FOUs and timing and priority thereof from time to time to develop updated Project Plans to meet Wejo’s business priorities. The Projects Plans shall identify the priorities to be addressed in connection with the Problem Scopes identified above and mutually agreed to by the Parties through the Steering Committee and mutually agreed to be commensurate with the Fees. Project Plans and

6 performance will include review by the Steering Committee who will assess performance to the goals and make recommendations for further action under the Project Plan. 8.4 Key Roles By or within a reasonable time of signing this Agreement, Wejo and Palantir will assign the persons to the Key Roles identified below, and any other additional Key Roles the Parties may designate. Wejo Role Responsibilities Wejo POC Executive Sponsor - Provides sponsorship for Palantir across the organization - Provides regular guidance and feedback at Monthly Steering Committees - Partners on long-term strategy and planning TBD Project Lead - Primary point of contact for Palantir team - Provides regular feedback; validate that results are accurate and in line with needs - Secures access to teams and resources necessary for implementation and training - Arranges key meetings such as monthly Steering Committees - Provides logistics for the team e.g. workspace, internet access TBD Data SMEs •Discuss data documentation, business parameters, data model, data provenance, and current applications of the data •Requirements tend to be upfront as knowledge gets institutionalized in Foundry TBD Business End Users •Iterate with Palantir implementation team on workflows •Describe current workflows, pain points, desires •Provide feedback to support ongoing development •Involvement tends to be quickly bi-directional as business should quickly derive value from the software TBD Palantir Role Responsibilities Palantir POC Project Lead •Primary point of contact for pilot success TBD

7 •Ensures team is aligned against key outcomes •Communicates goals, needs, and wins to Executive Sponsor and other internal stakeholders Engineers •Integrates data into environment •Implements and deploys workflows •Configures the platform TBD Data Scientist (as needed) - Partners with Wejo‘s data experts to deploy data science techniques effectively in the Foundry Platform TBD Section 11. Minimum Security Requirements Palantir’s platform and computing environment will at all times during the term of this Agreement comply with the requirements of Appendix D. Section 12. Evolution 12.2 Changes in Circumstances. The Parties understand that due to the long-term nature of this Agreement, the Parties may experience new circumstances and business needs may arise within the term that are consistent with the mutual goals hereof. The Parties agree to work in good faith to address these new circumstances and business needs and, if necessary, modify or amend the terms hereof or applicable work projects consistent with the original purpose of this Agreement.

APPENDIX B Fields of Use Summary

APPENDIX C INITIAL PRIORITY USE CASES

Wejo Third Party Information Security Requirements

QPalantir - - I I I Palantir Foundry - Cloud Infrastructure Pricing - - Copyngtn @ 2020 PalanurTechnologles Inc. <-Pa.1antIf'). All rights reserved. The Informat1on In this document Is proprietary and confldenua~ and inch.des cenaIn Palantlrtrade secrets. Unauthonzed disclosure to any third pany Is su1ctly prohibited. The content provided herein Is provided for Infonnat1onal purposes only and shall not create a warranty of 8rtf kind. Art/ data contained herein Is notional

QPalantir Palantir Foundry - Cloud Infrastructure Pricing - - - - - Copyngtn @ 2020 PalanurTechnologles Inc. <-Pa.1antIf'). All rights reserved. The Informat1on In this document Is proprietary and confldenua~ and inch.des cenaIn Palantlrtrade secrets. Unauthonzed disclosure to any third pany Is su1ctly prohibited. The content provided herein Is provided for Infonnat1onal purposes only and shall not create a warranty of 8rtf kind. Art/ data contained herein Is notional